SECURITIES AND EXCHANGE COMMISSION

UNITED STATES

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 18, 2008

NOBLE INTERNATIONAL, LTD.

(Exact name of registrant as specified in its charter)

Delaware	001-13581	38-3139487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

840 West Long Lake Road, Suite 601 Troy, Michigan	48098
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (248) 519-0700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 18, 2008, Noble International, Ltd. (the “Company”) amended and restated the $50 million Convertible Subordinated Note dated as of March 20, 2008 issued to ArcelorMittal, S.A. (the “Convertible Note”).

The only material change made in connection with the amendment and restatement of the Convertible Note was to provide that, in absence of approval by Company stockholders, the aggregate number of shares of common stock issuable upon conversion of the Convertible Note shall not equal or exceed 20% of the outstanding shares of common stock outstanding on the date the Securities Purchase Agreement was executed (emphasis added).

Prior to the amendment and restatement the limitation provided only that the aggregate number of such shares shall not exceed 20% of the outstanding shares (emphasis added).

The foregoing is only a summary of certain terms of the Convertible Note, and is qualified in its entirety by reference to the executed Convertible Note filed as Exhibit 10.1 hereto.

Section 9.01. Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits

10.1	$50 million principal amount Amended and Restated Convertible Subordinated Note dated as of March 20, 2008 issued by Noble International, Ltd.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBLE INTERNATIONAL, LTD.,
a Delaware corporation
(registrant)

By:	/s/ Andrew J. Tavi
Andrew J. Tavi
Vice President and General Counsel-N.A.

April 24, 2008

EXHIBIT INDEX

No.	Description of Exhibit
10.1	$50 million principal amount Amended and Restated Convertible Subordinated Note dated as of March 20, 2008 issued by Noble International, Ltd.